UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2021

GEMINI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39438	85-1612845
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 One Kendall Square, 3rd Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(617) 401-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GMTX	The Nasdaq Global Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2021, Gemini Therapeutics, Inc. (the “Company”) announced that Samuel Barone, M.D. has been appointed to serve as the Company’s chief medical officer, effective immediately. Dr. Barone is succeeding Marc E. Uknis, M.D., F.A.C.S., who had departed the Chief Medical Officer position on April 11, 2021. Dr. Uknis will receive severance consistent with that described in his Employment Agreement with the Company and will continue to contribute to the Company in an advisory role for a period of time during the transition.

Dr. Barone joins the Company after most recently serving as co-Founder, Manager and Chief Medical Officer of Halodine, LLC, a company spun out of Veloce BioPharma. Prior to his role at Halodine, he held the role of Chief Medical Officer of Veloce BioPharma. Dr. Barone previously served as Senior Vice President at Adverum Biotechnologies (formerly Avalanche Biotechnologies). While at Avalanche Biotechnologies, Dr. Barone served as Chief Medical Officer. Before joining Avalanche Biotechnologies, Dr. Barone served as a Medical Officer in the Office of Cellular, Tissue and Gene Therapies at the U.S. Food and Drug Administration (FDA). Dr. Barone earned his B.S. in biology from Boston College and his M.D. from the Pennsylvania State University College of Medicine. After obtaining his medical degree, Dr. Barone served as a flight surgeon in the United States Air Force serving active duty at Andrews Air Force Base and at bases in Korea, Afghanistan, and Iraq for which he received several military honors. Following his military service, Dr. Barone completed a residency in ophthalmology at the New York Eye and Ear Infirmary, where he served as Chief Resident, as well as a medical and surgical retina fellowship at the University of California, San Diego.

In connection with his employment, the Company entered into an employment agreement, dated March 24, 2021 (the “Employment Agreement”) which sets forth certain terms of Dr. Barone’s employment. There are no other arrangements or understandings between Dr. Barone and any other persons pursuant to which he was selected as the Company’s chief medical officer.

Pursuant to the Employment Agreement, Dr. Barone serves as the Company’s Chief Medical Officer. The employment of Dr. Barone is “at will” and the agreement endures until terminated by either party.

Dr. Barone’s current annual base salary is $425,000, which is subject to periodic review and adjustment. Under the terms of the Employment Agreement, Dr. Barone is eligible to participate in any annual bonus programs as may be established from time to time by our board of directors or compensation committee. Under such bonus programs, Dr. Barone is eligible to receive an annual bonus targeted at 40% of his annual base salary. Dr. Barone is also entitled to an initial stock option grant of 255,212 shares from the Company’s 2021 Inducement Plan, as approved by the Company’s Compensation Committee on April 12, 2021, which shall vest and become exercisable 25% of the shares vesting on the one-year anniversary of the Vesting Start Date, and the remainder vesting ratably on a quarterly basis over the follow 12 quarters, subject to continued employment. Further, pursuant to the Employment Agreement, Dr. Barone is also entitled to a signing bonus of $100,000 on the Company’s first regular payroll date following March 24, 2021.

In the event Dr. Barone’s employment is terminated without “cause” (as such term is defined in his Employment Agreement) or he resigns for “good reason” (as such term is defined in his Employment Agreement), subject to his execution and non-revocation of a separation agreement and general release of claims in our favor, Dr. Barone is entitled to the following: (a) continuation of base salary for nine months, which we refer to as the Salary Continuation Period, (b) a pro rata portion of the Target Bonus (as such term is defined in his Employment Agreement); and (c) monthly COBRA premiums paid by us until the earlier of: (i) the end of the Salary Continuation Period; (ii) the date Dr. Barone becomes eligible for health insurance through another employer, or (iii) the cessation of Dr. Barone’s continuation rights under COBRA.

In the event Dr. Barone’s employment is terminated without cause or he resigns for good reason, in either event within the twelve month period immediate following a Change in Control (as such term is defined in his Employment Agreement), subject to his execution and non-revocation of a separation agreement, including a general release of claims in our favor, Dr. Barone is entitled to (a) a lump sum in cash equal to the sum of one times the sum of (i) Dr. Barone’s then current Base Salary plus (ii) Dr. Barone’s Target Bonus for the then-current year; (b) any then outstanding time-based equity awards shall accelerate and become fully vested as of the later of (i) the date of termination or (ii) the effective date of the separation agreement and release; and (c) monthly COBRA premiums paid by us until the earlier of: (i) the twelve (12) month anniversary of the date of termination; (ii) the date Dr. Barone becomes eligible for health insurance through another employer, or (iii) the cessation of Dr. Barone’s continuation rights under COBRA.

Dr. Barone has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for twelve months following termination of his employment.

The Company will file a copy of Dr. Barone’s Employment Agreement with its quarterly report on 10-Q for the period ended March 31, 2021.

Dr. Barone does not have any family relationships with any of the Company’s directors or executive officers.

Item 8.01.	Other Events

On April 12, 2021, the Company issued a press release concerning the departure of Marc E. Uknis, M.D., F.A.C.S. and the appointment of Samuel Barone, M.D. as the Company’s Chief Medical Officer, effective immediately.

A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The information contained in this Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as may be expressly set forth by specific reference in such filing to this Item 8.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	The Company’s Press Release, dated April 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gemini Therapeutics, Inc.

By:	/s/ Jason Meyenburg
Name: Jason Meyenburg
Title: Chief Executive Officer

Dated: April 14, 2021

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